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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 13, 1998

                           SUNBELT NURSERY GROUP, INC.

               (Exact name of registrant as specified in charter)


                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 1-9031

                                   75-1932993
                      (I.R.S. employer identification no.)

                             32382 Del Obispo Street
                      San Juan Capistrano, California 92675
                         (Address of principal executive
                          offices, including zip code)

                                 (714) 248-3811
                         (Registrant's telephone number,
                              including area code)


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Item 2.  Acquisition or Disposition of Assets

         1. On April 13, 1998 Sunbelt Nursery Group, Inc. ("Sunbelt") sold substantially all of the assets of one of its subsidiaries, Nurseryland Garden Centers, Inc., used in connection with its retail garden center stores located in California to Ramert Interests, LLC ("Ramert") for $3,400,000 in cash.

         2, On April 20, 1998 Sunbelt and its subsidiary Wolfe Nursery, Inc. ("Wolfe") sold certain property used in connection with eleven garden centers in San Antonio, Texas and Austin, Texas (including certain leases, improvements, furniture, fixtures and equipment and intangible property) to Ramert for $150,000 in cash.

         3 On April 28, 1998, Sunbelt and Wolfe sold certain property used in connection with five garden centers in Houston, Texas (including certain leases, improvements and furniture, fixtures and equipment and intangible property) to Teas Nursery, Inc. for $194,000 in cash.

         4. On April 16, 1998, Sunbelt and its subsidiary Tip Top Nursery sold substantially all of the assets used in connection with their Arizona operations to Summerwinds Garden Centers of Arizona, Inc., which assets consisted of inventory, improvements, leases, furniture, fixtures and equipment and intangible property, for $2,777,000 in cash subject to adjustments based upon the inventory value as of the closing date.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                             SUNBELT NURSERY GROUP, INC.




                             By:_____________________________________
                                 Timothy R. Duoos
                                 Chairman of the Board
                                 President and Chief Executive Officer

                             Date:  April 30, 1998